UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 13, 2019 (May 9, 2019)

i3 Verticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38532	82-4052852
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

40 Burton Hills Blvd., Suite 415 Nashville, TN		37215
(Address of principal executive offices)		(Zip Code)
(615) 465-4487
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company.  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 Par Value	IIIV	Nasdaq Global Select Market

Item 1.01. Entry into a Material Definitive Agreement.
Credit Agreement
On May 9, 2019, i3 Verticals, LLC, a Delaware limited liability company (the “Borrower”), entered into that certain Amended and Restated Credit Agreement (the “Amended and Restated Agreement”) with the guarantors and lenders party thereto and Bank of America, N.A., as administrative agent (“Bank of America”), which amends and restates that certain Credit Agreement, dated as of October 30, 2017, among the Borrower, the guarantors and lenders party thereto and Bank of America, as administrative agent. The Amended and Restated Credit Agreement provides for aggregate commitments of $300 million in the form of a senior secured revolving credit facility (the “Revolver”).
The Amended and Restated Agreement provides that the Borrower has the right to seek additional commitments to provide additional term loan facilities or additional revolving credit commitments in an aggregate principal amount up to $50 million so long as, among other things, after giving pro forma effect to the incurrence of such additional borrowings and any related transactions, the Borrower’s consolidated interest coverage ratio (as defined in the Amended and Restated Credit Agreement) would not be less than 3.00 to 1.0 and the Borrower’s consolidated senior leverage ratio (as defined in the Amended and Restated Credit Agreement) would not exceed the ratios reflected in the schedule below, based on the applicable quarter and calendar year:

Calendar Year	March 31	June 30	September 30	December 31
2019	N/A	3.75 to 1.0	3.75 to 1.0	3.75 to 1.0
2020	3.75 to 1.0	3.75 to 1.0	3.75 to 1.0	3.75 to 1.0
2021	3.75 to 1.0	3.75 to 1.0	3.50 to 1.0	3.50 to 1.0
thereafter	3.50 to 1.0	3.50 to 1.0	3.50 to 1.0	3.50 to 1.0
The provision of any such additional amounts under the additional term loan facilities or additional revolving credit commitments are subject to certain additional conditions and the receipt of certain additional commitments by existing or additional lenders. The lenders under the Amended and Restated Agreement are not under any obligation to provide any such additional term loan facilities or revolving credit commitments.
The proceeds of the Revolver, together with proceeds from any additional amounts under the additional term loan facilities or additional revolving credit commitments, may only be used by the Borrower to (i) finance working capital, capital expenditures and other lawful corporate purposes, (ii) finance permitted acquisitions (as defined in the Amended and Restated Credit Agreement) and (iii) to refinance certain existing indebtedness.
Borrowings under the Revolver will be made, at the Borrower’s option, at the base rate or the Eurodollar rate, plus, in each case, an applicable margin. The base rate is a fluctuating rate of interest per annum equal to the highest of (a) the federal funds rate plus ½ of 1%, (b) the interest announced from time to time by Bank of America as its prime rate and (c) the Eurodollar rate plus 1%. The Eurodollar rate will be the rate of interest per annum equal to LIBOR (based upon an interest period of one, two, three or six months or, under some circumstances, up to twelve months). The applicable margin is based upon the Borrower’s consolidated total leverage ratio (as defined in the Amended and Restated Credit Agreement), as reflected in the schedule below:

Consolidated Total Leverage Ratio	Commitment Fee	Letter of Credit Fee	Eurodollar Rate Loans	Base Rate Loans
> 3.00 to 1.0	0.30%	3.25%	3.25%	1.25%
> 2.50 to 1.0 but < 3.00 to 1.0	0.25%	2.75%	2.75%	0.75%
> 2.00 to 1.0 but < 2.50 to 1.0	0.20%	2.50%	2.50%	0.50%
< 2.00 to 1.0	0.15%	2.25%	2.25%	0.25%
In addition to paying interest on outstanding principal under the Revolver, the Borrower will be required to pay a commitment fee equal to the product of between 0.15% and 0.30% (the applicable percentage depending on the Borrower’s consolidated total leverage ratio as reflected in the schedule above) times the actual daily amount by which $300 million exceeds the total amount outstanding under the Revolver and available to be drawn under all outstanding letters of credit.
The Borrower will be permitted to voluntarily reduce the unutilized portion of the commitment amount and repay outstanding loans under the Amended and Restated Agreement, whether such amounts are issued under the Revolver or under the additional term loan facilities or additional revolving credit facilities, at any time without premium or penalty.
In addition, if the total amount borrowed under the Revolver exceeds $300 million at any time, the Amended and Restated Agreement requires the Borrower to prepay such excess outstanding amounts.

All obligations under the Amended and Restated Agreement are unconditionally guaranteed by i3 Verticals, Inc., a Delaware corporation (the “Company”), and each of the Company’s existing and future direct and indirect material, wholly owned domestic restricted subsidiaries, subject to certain exceptions. The obligations are secured by first-priority security interests in substantially all tangible and intangible assets of the Borrower, the Company and each subsidiary guarantor, in each case whether owned on the date of the initial borrowings or thereafter acquired.
The Amended and Restated Agreement places certain restrictions on the ability of the Borrower, the Company and their restricted subsidiaries to, among other things, incur debt and liens; merge, consolidate or liquidate; dispose of assets; enter into hedging arrangements; make certain restricted payments; undertake transactions with affiliates; enter into sale-leaseback transactions; make certain investments; prepay or modify the terms of certain indebtedness; and modify the terms of certain organizational agreements.
The Amended and Restated Agreement contains customary events of default, including payment defaults, breaches of representations and warranties, covenant defaults, cross-defaults to other material indebtedness, certain events of bankruptcy and insolvency, material judgments, certain ERISA events, invalidity of loan documents and certain changes in control.
The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Amended and Restated Agreement and to the Security and Pledge Agreement, copies of which are attached to this Current Report on Form 8-K (“Form 8-K”) as Exhibit 10.1 and Exhibit 10.2, respectively and incorporated by reference herein.
Item 2.02. Results of Operations and Financial Condition.
On May 13, 2019, the Company issued a press release announcing the results of its operations for the three and six months ended March 31, 2019. A copy of the press release is furnished as Exhibit 99.1 hereto and is hereby incorporated by reference into this Item 2.02.
As provided in General Instruction B.2 of Form 8-K, the information and exhibits provided pursuant to this Item 2.02 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall they be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a
Registrant.
To the extent applicable, the information included in Item 1.01 is incorporated by reference into this Item 2.03.
Item 7.01. Regulation FD Disclosure.
The Company has also prepared a supplemental presentation (the “Supplemental Presentation”) containing segment financial performance information for the three and six months ended March 31, 2019. A copy of the Supplemental Presentation is furnished as Exhibit 99.2 hereto and is hereby incorporated by reference into this Item 7.01. A copy of the Supplemental Presentation is also available on the Investors section of the Company’s website.
As provided in General Instruction B.2 of Form 8-K, the information provided pursuant to this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
Item 9.01.  Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1	Amended and Restated Credit Agreement, dated as of May 9, 2019, among i3 Verticals, LLC, the guarantor and lender parties thereto and Bank of America, N.A., as administrative agent.
10.2	Security and Pledge Agreement, dated as of May 9, 2019, among i3 Verticals, LLC, as borrower, the Obligors thereto, and Bank of America, N.A., as administrative agent.
99.1	Press release issued by i3 Verticals, Inc. on May 13, 2019
99.2	Supplemental Presentation

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: May 13, 2019

i3 VERTICALS, INC.

By:	/s/ Clay Whitson
Name:	Clay Whitson
Title:	Chief Financial Officer